CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Putnam Variable Trust of our reports, dated and listed below, relating to the financial statements and financial highlights, which appear in each of the funds’ Annual Reports on Form N-CSR for the year ended December 31, 2024. We also consent to the references to us under the headings "Financial highlights", "FINANCIAL STATEMENTS" and “Auditor” in such Registration Statement.

Fund	Report Date
Putnam VT High Yield Fund	February 11, 2025
Putnam VT Research Fund	February 11, 2025
Putnam VT Sustainable Leaders Fund	February 11, 2025
Putnam VT Sustainable Future Fund	February 12, 2025
Putnam VT Small Cap Growth Fund	February 12, 2025
Putnam VT Large Cap Growth Fund	February 12, 2025
Putnam VT International Value Fund	February 12, 2025
Putnam VT Core Equity Fund	February 13, 2025
Putnam VT Large Cap Value Fund	February 13, 2025
Putnam VT George Putnam Balanced Fund	February 13, 2025
Putnam VT Emerging Markets Equity Fund	February 13, 2025
Putnam VT International Equity Fund	February 14, 2025
Putnam VT Government Money Market Fund	February 14, 2025
Putnam VT Global Health Care Fund	February 14, 2025
Putnam VT Focused International Equity Fund	February 14, 2025
Putnam VT Global Asset Allocation Fund	February 18, 2025
Putnam VT Diversified Income Fund	February 18, 2025
Putnam VT Income Fund	February 18, 2025
Putnam VT Small Cap Value Fund	February 18, 2025
Putnam VT Mortgage Securities Fund	February 19, 2025

PricewaterhouseCoopers LLP

Boston, Massachusetts

April 24, 2025